Exhibit 1.1.1

EXECUTION COPY

Pricing Agreement

Banc of America Securities LLC

J.P. Morgan Securities Inc.

As Representatives of the several

Underwriters named in Schedule I hereto.

September 24, 2009

Dear Sirs:

The Kroger Co., an Ohio corporation (the “Company”), and the Guarantors on Schedule A and on the signature pages hereto propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 24, 2009 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities (the “Designated Securities”) and related Guarantees specified in Schedule II hereto.  Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities and related Guarantees.  Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.  The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities and related Guarantees pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities and related Guarantees, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus.  Schedule III hereto sets forth the Time of Sale Information made available at the Time of Sale.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and each of the Guarantors.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very Truly Yours,

THE KROGER CO.
Each of the Guarantors Listed on Schedule A
hereto, as Guarantor of the Designated Securities

By:	/s/ Paul W. Heldman
	Name:	Paul W. Heldman
	Title:	President/Vice President

QUEEN CITY ASSURANCE, INC.
as Guarantor of the Designated Securities
RJD ASSURANCE, INC.
as Guarantor of the Designated Securities
VINE COURT ASSURANCE INCORPORATED
as Guarantor of the Designated Securities

By:	/s/ Bruce M. Gack
	Name:	Bruce M. Gack
	Title:	Senior Vice President

[Signature Page to Pricing Agreement]

Banc of America Securities LLC
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Mitsubishi UFJ Securities (USA), Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
Fortis Securities LLC
The Williams Capital Group, L.P.

By: Banc of America Securities LLC

By:	/s/ Peter J. Carbone
	Name:	Peter J. Carbone
	Title:	Vice President

By: J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

SCHEDULE A

Name of Guarantor	State of Organization

Alpha Beta Company	California
Bay Area Warehouse Stores, Inc.	California
Bell Markets, Inc.	California
Cala Co.	Delaware
Cala Foods, Inc.	California
CB&S Advertising Agency, Inc.	Oregon
Crawford Stores, Inc.	California
Dillon Companies, Inc.	Kansas
Dillon Real Estate Co., Inc.	Kansas
Distribution Trucking Company	Oregon
F4L L.P.	Ohio
FM, Inc.	Utah
FMJ, Inc.	Delaware
Food 4 Less GM, Inc.	California
Food 4 Less Holdings, Inc.	Delaware
Food 4 Less Merchandising, Inc.	California
Food 4 Less of California, Inc.	California
Food 4 Less of Southern California, Inc.	Delaware
Fred Meyer, Inc.	Delaware
Fred Meyer Jewelers, Inc.	California
Fred Meyer Stores, Inc.	Ohio
Henpil, Inc.	Texas
Hughes Markets, Inc.	California
Hughes Realty, Inc.	California
Inter-American Foods, Inc.	Ohio
Junior Food Stores of West Florida, Inc.	Florida
J.V. Distributing, Inc.	Michigan
KRGP Inc.	Ohio
KRLP Inc.	Ohio
The Kroger Co. of Michigan	Michigan
Kroger Dedicated Logistics Co.	Ohio
Kroger Group Cooperative, Inc.	Ohio
Kroger Limited Partnership I	Ohio
Kroger Limited Partnership II	Ohio
Kroger Texas L.P.	Ohio
Kwik Shop, Inc.	Kansas
Mini Mart, Inc.	Wyoming
Peyton’s-Southeastern, Inc.	Tennessee

Quik Stop Markets, Inc.	California
Ralphs Grocery Company	Ohio
Rocket Newco, Inc.	Texas
Second Story, Inc.	Washington
Smith’s Beverage of Wyoming, Inc.	Wyoming
Smith’s Food & Drug Centers, Inc.	Ohio
THGP Co., Inc.	Pennsylvania
THLP Co., Inc.	Pennsylvania
Topvalco, Inc.	Ohio
Turkey Hill L.P.	Pennsylvania

SCHEDULE I

Underwriter	Principal Amount of Senior Notes To Be Purchased

Banc of America Securities LLC	$125,000,000
J.P. Morgan Securities Inc.	$125,000,000
Citigroup Global Markets Inc.	$62,500,000
Mitsubishi UFJ Securities (USA), Inc.	$50,000,000
U.S. Bancorp Investments, Inc.	$50,000,000
Wells Fargo Securities, LLC	$50,000,000
Fortis Securities LLC	$25,000,000
The Williams Capital Group, L.P.	$12,500,000
Total	$500,000,000

SCHEDULE II

Title of Designated Securities:

3.90% Senior Notes due 2015

Aggregate Principal Amount:

$500,000,000 of 3.90% Senior Notes due 2015

Price to Public:

99.889% of the principal amount of the 3.90% Senior Notes due 2015, plus accrued interest from October 1, 2009

Purchase Price by Underwriters:

99.264% of the principal amount of the 3.90% Senior Notes due 2015, plus accrued interest from October 1, 2009

Specified Funds for Payment of Purchase Price:

Immediately available funds

Indenture:

Indenture dated as of June 25, 1999, between the Company, the Guarantors and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001, the Twelfth Supplemental Indenture, dated August 16, 2001, the Thirteenth Supplemental Indenture, dated April 3, 2002, the Fourteenth Supplemental Indenture dated June 17, 2002, the Fifteenth Supplemental Indenture dated January 28, 2003, the Sixteenth Supplemental Indenture dated December 20, 2004, the Seventeenth Supplemental Indenture dated August 15, 2007, the Eighteenth Supplemental Indenture dated January 16, 2008, the Nineteenth Supplemental Indenture dated March 27, 2008, the Twentieth Supplemental Indenture dated March 27, 2008, the Twenty-First Supplemental Indenture dated November 25, 2008 and the Twenty-Second Supplemental Indenture dated October 1, 2009.

Maturity:

The 3.90% Senior Notes due 2015 will mature on October 1, 2015.

Interest Rates:

The 3.90% Senior Notes due 2015 will bear interest from October 1, 2009 at 3.90%

Interest Payment Dates:

Interest on the 3.90% Senior Notes due 2015 is payable semiannually on April 1 and October 1 of each year commencing on April 1, 2010.

Redemption Provisions:

As described in the preliminary prospectus supplement dated September 24, 2009

Change of Control Put:

As described in the preliminary prospectus supplement dated September 24, 2009

Sinking Fund Provision:

No sinking fund provisions

Defeasance Provisions:

As described in the preliminary prospectus supplement dated September 24, 2009

Guarantees:

Guaranteed by the Guarantors set forth on the signature pages and Schedule A to the Pricing Agreement

Time of Delivery:

October 1, 2009

Closing Location:

Offices of Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Name and Address of Representatives:

Banc of America Securities LLC

One Bryant Park

NY1-100-18-03

New York, NY 10036

Attention: High Grade Transaction Management/Legal

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Schedule III

Time of Sale Information

1.                                       Preliminary Prospectus Supplement, dated September 24, 2009, including the base prospectus included therein, dated December 20, 2007

2.                                       Term sheet, dated September 24, 2009, included on Schedule IV

Schedule IV

The Kroger Co.

Pricing Term Sheet

Dated September 24, 2009

3.90% Notes due 2015

Issuer:	The Kroger Co.
Principal Amount:	$500,000,000
Security Type:	Senior Note
Maturity:	October 1, 2015
Coupon:	3.90%
Price to Public:	99.889%
Yield to Maturity:	3.921%
Spread to Benchmark Treasury:	+158 bps
Benchmark Treasury:	2.375% due August, 2014
Benchmark Treasury Spot and Yield:	100-5 and 2.341%
Interest Payment Dates:	April 1st and October 1st, commencing on April 1, 2010
Make-Whole Call:	Treasury Rate plus 25 basis points
Trade Date:	September 24, 2009
Settlement Date:	October 1, 2009 (T+5)
Denominations:	$2,000 x $1,000
Ratings:	Baa2 (stable outlook, Moody’s) / BBB- (credit watch positive, S&P) / BBB (stable outlook, Fitch)
CUSIP/ISIN	49835E AA5 / US49835EAA55
Joint Bookrunners:	Banc of America Securities LLC J.P. Morgan Securities Inc.
Co-Managers:	Citigroup Global Markets Inc. Fortis Securities LLC Mitsubishi UFJ Securities (USA), Inc. The Williams Capital Group, L.P. U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll free at 1-800-294-1322 or J.P. Morgan Securities Inc. collect at 212-834-4533.

We expect that delivery of the notes will be made against payment therefor on or about the settlement date specified above, which will be the fifth business day following the date of this term sheet. Under Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the following business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date hereof or the following business day should consult their own advisor.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.